UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          OCTOBER 27, 2004

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The press release is attached hereto as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.

Item 8.01 Other Events

On October 27, 2004, Nortel Networks Corporation (the “Company”) issued the press release (the “Press Release”) providing a status update on its and Nortel Networks Limited’s (“NNL”) financial restatement process and other related matters.

Status of Restatements and Audit Committee Independent Review, Filing of Financial Statements and Third Quarter 2004 Results

The Company and NNL continue to dedicate significant resources to the process to complete their financial statements as soon as practicable. As previously announced, the Company and NNL continue to work on the restatement of their financial results for each fiscal quarter in 2003 and for the years 2002 and 2001, and the preparation of their financial statements for the year 2003 and the first and second quarters of 2004.

The independent review by the Nortel Networks Audit Committee is continuing and nearing completion. The Audit Committee’s continuing objective is to arrive at a full understanding of the facts and circumstances that gave rise to the Company’s and NNL’s restatements before the financial statements are finalized and filed.

Despite the significant work completed to date, the Company and NNL will not be in a position to file financial statements by the end of October 2004 as previously announced. The Company now expects that it and NNL will file, in mid November 2004, financial statements for the year 2003 and the first and second quarters of 2004, and related periodic reports.

As a result of the delay mentioned above, the Company and NNL do not expect to file financial statements for the third quarter of 2004, and related periodic reports, by the required deadlines in November 2004 in compliance with certain U.S. and Canadian securities regulations. The Company and NNL will therefore each be filing with the United States Securities and Exchange Commission (the “SEC”) a Form 12b-25 Notification of Late Filing relating to the delay in filing their quarterly reports on Form 10-Q for the third quarter of 2004.

The Company expects that it and NNL will announce limited preliminary unaudited financial results for the third quarter of 2004 by the end of November 2004 and file their financial statements and related periodic reports for the third quarter of 2004 in mid December 2004. The Company expects that it and NNL will file, as soon as practicable after the filing of the third quarter 2004 financial statements, any required amendments to periodic reports for prior periods.

The Company’s expectation as to timing of events is subject to change. Specifically, the completion of the Company’s work and the related audits and reviews of financial statements by the Company’s and NNL’s independent auditors is dependent upon the timing of the completion and results of the independent review being undertaken by the Nortel Networks Audit Committee.

Based on the Company’s work to date, and subject to the limitations described below, the principal estimated impacts of the restatements and revisions identified to date to the Company’s results reflect the following:

•	Revenue adjustments identified to date reflect increases to previously announced annual revenues of approximately 7 percent in 2001, 1 percent in 2002 and 3 percent in 2003. Revenue adjustments in 2003 and prior periods primarily relate to timing issues (for example, revenue that should have been deferred to a later period or recognized in an earlier period);

•	As previously announced, a reduction of approximately 50 percent in previously announced net earnings for 2003; these amounts will largely be reported in prior periods, resulting in a reduction in previously reported net losses for such periods including 2002 and 2001;

•	Approximately two-thirds of the reduction in 2003 net earnings identified to date impacts the first half of 2003 (down from three-quarters previously announced), with the remaining approximately one-third reduction impacting the second half of 2003;

•	The net income reductions are expected to impact the Company’s continuing operations and discontinued operations on an approximately equal basis (compared to the previous estimate of a substantial impact to continuing operations); and

•	As previously announced, no material impact to the Company’s cash balance as at December 31, 2003.

As previously indicated, the Company’s work to date with respect to the restatements and revisions and the principal estimated impacts mentioned above are subject to a number of important limitations, including:

•	These principal impacts are estimated impacts which have been identified by the Company based on the work done to date and are not projections of the final impacts. As such, these principal estimated impacts continue to be preliminary and subject to change;

•	The ongoing work of the Nortel Networks Audit Committee independent review;

•	The ongoing work to be done by the Company related to the restatements and revisions;

•	The previously disclosed material weaknesses in the Company’s internal controls over financial reporting; and

•	The review or audit of the Nortel Networks financial statements by the Company’s independent auditors.

Nortel Networks Limited

The financial results of NNL are consolidated into the Company’s results. NNL’s financial statements for the applicable periods will also be restated upon the related restatements of the Company’s financial statements. NNL’s preferred shares are publicly traded in Canada.

Update on Certain Potential Impacts

Debt Securities

As previously announced, as a result of the delay in the filing of the 2003 Form 10-K and Quarterly Reports on Form 10-Q for the first and second quarter of 2004 (together, the “Reports”), the Company and NNL are not in compliance with their obligations to deliver their SEC filings to the trustees under their public debt indentures. Notwithstanding the Company’s and NNL’s expectation that the Reports will be filed in mid November 2004, upon the delay in filing financial statements for the third quarter of 2004, and the related Quarterly Reports on Form 10-Q, to a date past November 24, 2004, the Company and NNL will not be in compliance with their obligations under the indentures. While a notice of default could have been given at any time after March 30, 2004, neither the Company or NNL has received a notice as of October 26, 2004.

EDC Support Facility

As the filing of the Reports are expected to occur after October 31, 2004, and the filing of the third quarter 2004 Quarterly Reports on Form 10-Q after November 24, 2004, Export Development Canada (“EDC”) will have the right, on such dates, unless EDC has granted a further waiver in relation to the delayed filings and certain other breaches related to the restatements, to terminate the EDC performance-related support facility and exercise certain rights against collateral or require NNL to cash collaterize all existing support. While NNL expects to seek a new waiver from EDC, there can be no assurance that NNL will receive a new waiver or as to the terms of any such waiver.

Other Matters

Annual Shareholders’ Meeting

As previously announced, the Company was granted an order by the Ontario Superior Court of Justice extending the time for calling the Company’s 2004 Annual Shareholders’ Meeting (the “Meeting”) to a date not later than December 31, 2004 or such later date as the Court may further permit. As a result of the above, the Company intends to seek an order extending the time for calling the Meeting to no later than March 31, 2005. The Company intends to hold the Meeting as soon as practicable after its 2003 audited financial statements are completed and available for mailing to shareholders.

With the exception of the matters noted above, the Company and NNL have reported that there have been no material developments in the matters reported in their status updates of June 2, 2004, June 29, 2004, July 13, 2004, July 27, 2004, August 10, 2004, August 19, 2004, September 2, 2004, September 16, 2004, September 30, 2004 and October 14, 2004.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued by the registrant on October 27, 2004 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

	By:	/s/ William R. Kerr

William R. Kerr
Chief Financial Officer

	By:	/s/ Blair F. Morrison

Blair F. Morrison
Assistant Secretary
Dated: October 27, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the registrant on October 27, 2004.